LEASE AGREEMENT


                                     between


                       DOVE VALLEY BUSINESS CENTER, LLLP,
                                   as Landlord


                                       and


                               KOALA CORPORATION,
                                    as Tenant


                                 March 16, 2000

                                TABLE OF CONTENTS
                                   (continued)

                                TABLE OF CONTENTS
                                                                      Page

1.       PREMISES, TERM, RENEWAL OPTIONS AND CONSTRUCTION...............1

2.       RENT AND SECURITY DEPOSIT......................................3

3.       USE AND COMPLIANCE.............................................4

4.       TAXES AND OTHER ASSESSMENTS....................................4

5.       REPAIRS AND MAINTENANCE........................................4

6.       ALTERATIONS....................................................5

7.       SIGNS..........................................................5

8.       INSPECTION.....................................................5

9.       UTILITIES......................................................5

10.      ASSIGNMENT AND SUBLETTING......................................5

11.      INSURANCE:  FIRE AND CASUALTY DAMAGE...........................6

12.      LIABILITY......................................................7

13.      CONDEMNATION...................................................7

14.      HOLDING OVER...................................................8

15.      QUIET ENJOYMENT................................................8

16.      EVENTS OF DEFAULT..............................................8

17.      REMEDIES.......................................................9

18.      MORTGAGES.....................................................10

19.      LANDLORD'S DEFAULT............................................11

20.      ASSIGNMENT BY LANDLORD........................................11

21.      FORCE MAJEURE.................................................11

22.      MECHANIC'S LIENS..............................................11

23.      NOTICES.......................................................11

24.      MISCELLANEOUS.................................................12

25.      HAZARDOUS MATERIALS...........................................13

26.      BROKERAGE.....................................................14

27.      SECURITY......................................................14

28.      WARRANTIES....................................................14

29.      SATELLITE DISH................................................14

30.      CONFIDENTIALITY...............................................14

31.      EXPANSION OPTION..............................................15

32.      PURCHASE AND LEASE OF SOUTHERN LAND...........................16

EXHIBIT "A" Legal Description of the Land.............................A-1

EXHIBIT "B" Preliminary Plans.........................................B-1

                                 LEASE AGREEMENT


STATE OF COLORADO, COUNTY OF ARAPAHOE

THIS LEASE AGREEMENT, made and entered into by and between DOVE VALLEY BUSINESS CENTER, LLLP, a Colorado limited liability limited partnership, hereinafter referred to as "Landlord", and KOALA CORPORATION, a Colorado corporation, hereinafter referred to as "Tenant";

                                   WITNESSETH:

1.       PREMISES, TERM, RENEWAL OPTIONS AND CONSTRUCTION.
         ------------------------------------------------

(a) In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, and in accordance with such terms, provisions and covenants, Landlord agrees to construct an industrial office manufacturing/warehouse building (the "Building"), consisting of approximately one hundred and twenty-nine thousand square feet (129,000) square feet, on the land consisting of approximately 6.936 acres located in the Dove Valley Business Park in Arapahoe County, Colorado, and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Land," the Building and the Land, together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining thereto and together with any other improvements situated or to be situated upon said Land are hereinafter collectively referred to herein as the "Premises"), and Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the term described below and upon all of the terms, provisions and conditions set forth herein.

         The Premises shall be improved and include the features generally described in the plans identified in, and the specifications set forth on, Exhibit "B" attached hereto and incorporated herein by reference (the "Preliminary Plans").

         TO HAVE AND TO HOLD the same for a term commencing on the "Commencement Date", as hereinafter defined, and ending one hundred and twenty (120) months thereafter, provided, however, that in the event the Commencement Date is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the Commencement Date (and rent will be payable for such partial month in which the Commencement Date occurs at the same rate per month, prorated on a per diem basis, as will be payable for the first full month of the term as set forth in Paragraph 2(a) below). Tenant will have two options to extend the term of this Lease for five (5) years each, first at the end of one hundred and twenty (120) months and, if Tenant elects to extend the term of this Lease for the first such five-year renewal period, then again at the end of one hundred and eighty (180) months, provided that if Tenant desires to so extend the term of this Lease at either such time, Tenant will notify Landlord in writing of Tenant's election to do so at least twelve (12) months prior to the expiration of the then-current termination date. Either of such five-year renewal periods with respect to which Tenant exercises its renewal option hereunder will be deemed a part of the "term" of this Lease for all purposes hereunder.

(b) Based upon the Preliminary Plans, Landlord shall prepare and submit architectural and engineering plans sufficient for permitting and construction of the Building and other improvements to the Premises ("Final Plans") to Tenant for approval as soon as practical. Tenant shall have ten (10) days from its receipt of Final Plans to approve or, in good faith, disapprove of same. Any disapproval must be limited to a failure of the Final Plans to conform with the Preliminary Plans in any material respect, and must specify in reasonable detail the reasons for the disapproval. If Tenant fails to approve or disapprove of the Final Plans, as applicable, in writing within said ten (10) day period, Tenant will be deemed to have approved such plans in all respects. Landlord and Tenant agree to work together in good faith to finalize the Final Plans. In the event of any dispute over whether the Final Plans conform in all material respects with the Preliminary Plans, the parties shall submit such dispute to an architect, the identity of whom shall be jointly agreed by the parties. Said architect shall determine whether or not the Final Plans conform in all material respects with the Preliminary Plans. The Building and all of the other improvements to be constructed on the Land are hereinafter collectively referred to as the "Improvements".

         Landlord agrees to construct the Improvements at its sole cost and expense, provided that Tenant will be responsible for the additional cost, if any, resulting from any changes to the Final Plans requested by Tenant, as evidenced by written change order or work order approved by Tenant (unless the change was necessary to make the Final Plans conform to the Preliminary Plans or unless necessitated by the error of Landlord or its architect). Within thirty
(30) days after the Commencement Date (as defined below), Landlord will submit to Tenant a detailed statement, certified as true and complete by an officer of Landlord, setting forth a Landlord's total cost of designing and constructing the Improvements and acquiring the Land.

                                                 Initials: __________ __________
                                                            Landlord    Tenant

         Landlord shall be responsible for the procurement, payment for and delivery of all materials required, necessary or appropriate for construction of the Improvements, and Landlord shall cause the Improvements to be constructed in a good and workmanlike manner, in accordance with the Final Plans and free and clear of any mechanics' liens or claims therefor.

(c) Landlord and Tenant acknowledge that in order for Landlord to complete its acquisition of the Land and construction of the Improvements, Landlord must obtain the approval of the required officials of Arapahoe County, Colorado of
(i) a subdivision plat creating the Land and the "Expansion Area" (as defined in Paragraph 31(b) below) as two lawfully subdivided lots (the "Plat"); and (ii) a site improvement plan or other appropriate zoning document causing the Land to be properly zoned for the construction and use of the Improvements as contemplated by this Lease (the "Zoning"). Landlord will notify Tenant promptly upon obtaining the Plat and promptly upon obtaining the Zoning. In the event Landlord has not obtained the Plat and the Zoning by December 31, 2000 (and notwithstanding any delays caused by force majeure as described in Paragraph
21), Tenant will have the right to terminate this Lease by notice to Landlord given at any time thereafter until Landlord has notified Tenant that Landlord has obtained both the Plat and the Zoning, at which time Tenant will have no further right to terminate this Lease pursuant to this sentence. If Tenant terminates this Lease pursuant to the preceding sentence, then Landlord will refund to Tenant the first month's rent paid pursuant to Paragraph 2(a) and the deposit paid pursuant to Paragraph 2(b) and any other amounts then paid by Tenant under this Lease and both parties will be relieved of any further obligations hereunder. If the Plat and the Zoning have not been obtained by December 31, 2000 and Tenant does not terminate this Lease in accordance with this Paragraph 1(c), then (A) the "Projected Commencement Date" (as defined in Paragraph 1(e) below) will be automatically extended from August 1, 2001 by the number of days from and after December 31, 2000 to the day on which the Plat is recorded; and (B) the two additional deadlines set forth in Paragraph 1(e) below (i.e., August 31, 2001 and January 31, 2002) will also be automatically extended by the same number of days. Notwithstanding any other provisions hereof, if the Zoning and the Plat have not been obtained by June 1, 2001, then this Lease will terminate, Landlord will refund to Tenant the first month's rent paid pursuant to Paragraph 2(a) and the deposit paid pursuant to Paragraph 2(b) and any other amounts then paid by Tenant under this Lease and both parties will be relieved of any further obligations hereunder. Upon recording of the Plat, the legal descriptions set forth in this Lease for the Land and the Expansion Area will be deemed replaced with the legal descriptions for the Land and the Expansion Area made by reference to their respective lot numbers on the recorded Plat and either party will, upon the other's request, execute a memorandum and amendment to this Lease in recordable form giving notice hereof and setting forth such substituted legal descriptions.

     (d) As used herein the terms "Substantially Completed," "Substantially Complete," or "Substantial Completion" means that:

                1. Landlord's architect has certified that the construction of the Improvements has been completed in substantial accordance with the Final Plans, subject only to completion of the Punchlist (hereafter defined).

                2. The Premises, including all Improvements necessary for Tenant's occupancy (e.g., HVAC systems, lobbies, stairways, parking areas), are in good and operational condition.

                3. A certificate of occupancy or temporary approval for occupancy has been issued.

                4.  The Building is broom-clean and free from debris,

         No less than thirty (30) days prior to the date Landlord estimates that the Improvements will be Substantially Complete, Landlord will notify Tenant of the estimated date the Improvements will be Substantially Completed, and schedule with the Tenant a walk-through inspection of the Premises. Upon the occurrence of Substantial Completion, representatives of Landlord and Tenant shall conduct a walk-through inspection of the Premises to mutually determine what items of construction require completion or repair (the "Punchlist") to be completed or repaired by Landlord within thirty (30) days after the date of Substantial Completion. At the conclusion of the walk-through inspection, Tenant will be deemed to have acknowledged that subject to completion of the Punchlist that Tenant has inspected and accepts the Premises, and Tenant agrees to execute an Acceptance of Premises Memorandum, whereupon possession of the Premises will be delivered to Tenant. Upon Tenant's acceptance of the Premises, and to the extent assignable, Landlord will assign to Tenant the right to enforce all warranties Landlord receives in connection therewith on a non-exclusive basis (i.e. Landlord will also have the right to enforce such warranties).

         The "Commencement Date" shall be the date upon which the Improvements have been Substantially Completed as defined above, in accordance with the Final Plans, or the date on which the Improvements would have been Substantially Completed but for any Tenant Delays. As used herein, "Tenant Delays" shall mean any delay in the completion of the Improvements to the Premises caused by Tenant, its agents, employees, officers or contractors, provided however, that
(i) any delays caused by changes requested by Tenant necessary to make the Final Plans conform to the Preliminary Plans or necessitated by the error of Landlord or its architect or contractor will not constitute Tenant Delays; and (ii) in order to claim any

                                                 Initials: __________ __________
                                                            Landlord    Tenant
act or occurrence as a Tenant Delay, Landlord must notify Tenant thereof within ten (10) days after such act or occurrence and any period of delay attributable to an act or occurrence of which Landlord so notified Tenant but which occurred before such ten (10) day notice period will not constitute a Tenant Delay. The Acceptance of Premises Memorandum described above will also confirm the date on which the Commencement Date occurs.

(e) The "Projected Commencement Date" shall mean August 1, 2001. The term of this Lease and Tenant's obligation to pay rent hereunder will not commence until the Commencement Date. If Landlord fails to Substantially Complete the Improvements by thirty (30) days after the Projected Commencement Date (i.e., if the Commencement Date does not occur by August 31, 2001), then (i) Landlord will pay to Tenant delay damages in an amount equal to $946.30 per day for each day of the period after August 31, 2001 to the actual Commencement Date, less any portion of that period attributable to Tenant Delays or a force majeure event as described in Paragraph 21 (which delay damages will be payable in monthly installments due on the thirtieth (30th) of each month until the Commencement Date, with any damages outstanding on the Commencement Date due on such date); and (ii) if Landlord does not tender possession of the Premises to Tenant with the Improvements Substantially Completed on or before January 31, 2002, plus any period of delay caused by Tenant Delays but without extension for any delays caused by any other force majeure event as described in Paragraph 21 (the "Tender Deadline"), Tenant will have the right to terminate this Lease by delivering written notice of termination to Landlord not more than thirty (30) days after the Tender Deadline. Upon a termination under clause (ii) above, Landlord will pay to Tenant an amount equal to any outstanding delay damages due pursuant to clause (i) above; each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to this Lease; all Improvements to the Premises will become and remain the property of Landlord; Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with this Lease (such as the deposit and first month's rent); and the parties will be relieved of any further obligations hereunder. If Landlord delivers possession of the Premises with the Improvements Substantially Completed prior to the Projected Commencement Date, then Tenant will accept such delivery (and the date of such delivery will be the Commencement Date hereunder), but Tenant's rent for the period from the Commencement Date to the Projected Commencement Date will be reduced as provided in Paragraph 2(a). Tenant's remedies set forth above for Landlord's delay in tendering the Premises to Tenant with the Improvements Substantially Completed are in lieu of any other remedies which might otherwise be available to Tenant at law or in equity.

2.       RENT AND SECURITY DEPOSIT.
         -------------------------

(a) As part of the consideration for the execution of this Lease, and for the Lease and use of the Premises, Tenant covenants and agrees and promises to pay as rental to Landlord, or Landlord's assignees, the following monthly amounts:

                                                              First Renewal Term     Second Renewal Term
    Months:      1-30       31-60       61-90      91-120     121-150     151-180    181-210     211-240
    ------       ----       -----       -----      ------     -------     -------    -------     -------
    Rent:       $50,111    $52,491     $54,984    $57,596     $60,332     $63,198    $66,200     $69,345

         One such monthly installment of fifty thousand one hundred eleven dollars ($50,111.00), constituting rent for the first full calendar month of the term, shall be due and payable on the date hereof and subsequent monthly installments for an amount as indicated in above in this Paragraph 2(a), shall be due and payable in advance, without demand, deduction or set off (except as expressly provided to the contrary in this Lease), on or before the first day of each calendar month succeeding the Commencement Date, except that if the Commencement Date occurs on other than the first day of a month, payment due for the month in which the Commencement Date occurs will be prorated and such prorated amount will be due on the Commencement Date.

         Notwithstanding the foregoing, in the event the Commencement Date occurs prior to the Projected Commencement Date, then the rent payable pursuant to this Paragraph 2(a) for each month or portion thereof during the period from the Commencement Date until the Projected Commencement Date will be reduced by the amount that Tenant is obligated to pay, for such month or portion thereof, for the lease of its three existing premises located at 11600 East 53rd Avenue, Denver, Colorado 80239, 4500 Havana, Denver, Colorado 80239 and 5275 Quebec Street, Commerce City, Colorado 80222; provided, however, that the total amount of such offset does not exceed $14,194.50 per month.

(b) In addition, Tenant agrees to deposit with Landlord the sum of Fifty thousand one hundred eleven dollars ($50,111.00), which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an "Event of Default" (as defined in Paragraph 16) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such Event of Default. On demand, Tenant shall pay to Landlord the amount that will restore the security deposit to its original amount. Any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty (30) days after termination of this Lease.


                                                 Initials: __________ __________
                                                            Landlord    Tenant

(c) In addition to the rent described above, Tenant agrees to directly pay for all of the following to the extent the same accrue during the term of this
Lease: (i) Taxes (hereinafter defined) pursuant to Paragraph 4(a) below, (ii) the cost of insurance required to be maintained by Tenant pursuant to Paragraph 11(a) below, (iii) the cost of all repairs and maintenance required to be performed by Tenant pursuant to Paragraphs 5(a) and (b) below, and (iv) the cost of all utilities consumed at the Premises pursuant to Paragraph 9 below.

3.       USE AND COMPLIANCE.
         ------------------

(a) The Premises may be used for any lawful use including, without limitation, the following intended uses by Tenant ("Tenant's Intended Use") (i) general office use; (ii) light manufacturing, including, without limitation, the molding, painting, and assembly of plastic products; and (iii) warehouse use. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use. Landlord warrants that Tenant's Intended Use is permitted under the zoning laws and any private restrictive covenants applicable to the Premises.

(b) Tenant at its expense shall at all times comply with all governmental laws, codes, ordinances and regulations, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq., applicable to Tenant's use and occupancy of Premises and shall keep those portions of the Premises which Tenant is obligated to maintain and repair pursuant to Paragraphs 5(a) and (b) in a condition that complies with all applicable laws, codes, ordinance and regulations, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq. Tenant shall be responsible, at Tenant's sole expense, for the correction, prevention and abatement of nuisances in or upon the Premises. Tenant will not permit the Premises to be used for any purpose which would render the property or liability insurance thereon void.

(c) Landlord at its expense shall keep those portions of the Premises which Landlord is obligated to maintain and repair pursuant to Paragraph 5(c) in a condition that complies with all applicable governmental laws, codes, ordinances and regulations, including, without limitation, the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.

4.       TAXES AND OTHER ASSESSMENTS.
         ---------------------------

(a) Tenant agrees to pay all taxes, assessments or governmental charges of any kind and nature whatsoever levied or assessed against the Premises, the Land or Improvements (hereinafter collectively referred to as "Taxes") during the term of this Lease. Taxes for the years in which the lease term commences and end shall be prorated between Landlord and Tenant. Tenant may contest the amount of Taxes levied against the Property at its own expense. Landlord shall not finance the Improvements through a tax increment or similar scheme pursuant to which Tenant will be required to pay for such Improvements through the payment of additional taxes, and taxes resulting from such a scheme will not be included in Taxes.

(b) If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from the Premises, the Land or Improvements and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof, provided that (i) in such event, for purposes of determining the amount of Taxes for which Tenant is responsible, the Premises, Land and Improvements shall be deemed to be Landlord's only property; and (ii) in no event will Taxes include the income taxes of Landlord.

(c) Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises.

5.       REPAIRS AND MAINTENANCE.
         -----------------------

(a) Subject to Paragraphs 11, 13 and 28, and except with respect to those portions of the Premises which Landlord is obligated to maintain, repair and replace pursuant to Paragraph 5(c) below, Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises in good condition, (ii) promptly make all necessary repairs and replacements, including, but not limited to, windows, glass and plate glass, exterior doors, nonstructural portions of interior and exterior walls and finish work, interior doors and floor covering, utility connections, downspouts, heating and air conditioning systems, light bulbs and ballasts, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, and maintenance of dedicated sewer lines, and (iii) keep the parking areas, driveways, truck aprons, and grounds of the Premises surrounding the Building in a clean and sanitary condition.

(b) Tenant shall, at its own cost and expense, provide regularly scheduled preventive maintenance/service for all hot water, heating and air conditioning systems and equipment within the Premises. The maintenance must include all services suggested by the equipment manufacturer within the operation/maintenance manual.

                                                 Initials: __________ __________
                                                            Landlord    Tenant

(c) Landlord agrees, at its expense, to maintain, repair and replace as necessary, throughout the term of this Lease, the roof, gutters and structural elements of the Building, including, without limitation, the foundations, structural columns and beams and load-bearing walls. However, if Tenant, in making any alterations pursuant to Paragraph 6 or installing equipment on the roof pursuant to Paragraph 29 or otherwise, takes any action that causes Landlord's warranty on the roof to become void or unenforceable with respect to any required repairs, then Tenant will be required to make such repairs at its expense.

6. ALTERATIONS. Tenant shall not make alterations, additions or improvements to the Premises (i) that affect the Building's structure or exterior appearance, or
(ii) that would change any of the leasehold improvements installed by Landlord at Landlord's expense for Tenant (the "Initial Leasehold Improvements") in any manner that would materially reduce their value, without in either case obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld. If Landlord consents to Tenant's contractors doing any alteration exceeding $100,000 in cost, Landlord may require that Tenant provide, at Tenant's expense, a lien and completion bond in an amount equal to 115% of the estimated costs of improvements, additions or alterations in the Premises to insure Landlord against any liability or mechanic's and materialmen's liens which may arise in accordance with Paragraph 23 of this Lease and to insure completion of the work. Tenant may, with prior notice to Landlord but without obtaining Landlord's consent, at its own cost and expense and in a good workmanlike manner, (i) make such nonstructural alterations, additions or improvements that do not affect the Building's exterior appearance and that will not change any Initial Leasehold Improvements in any manner that would materially reduce their value, or (ii) erect, remove or alter such partitions, or erect such shelves, bins, machinery and trade fixtures it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. All alterations, additions, improvements and partitions erected by Tenant (i.e., excluding the Initial Leasehold Improvements) shall be and remain the property of Tenant provided, however, that, subject to the next paragraph, Tenant shall, if Landlord so elects, remove all such alterations, additions, improvements, and partitions erected by Tenant and repair any damage caused by such removal by the date of termination of this Lease; otherwise such improvements shall become the property of the Landlord as of the date of the end of the term of this Lease (as such term may be extended pursuant to any renewals, extensions or holdover period) and shall be delivered up to the Landlord with the Premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this tease if Tenant so elects, and shall be removed if required by Landlord; upon any such removal Tenant shall repair any damage caused by such removal. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Premises.

         Notwithstanding the foregoing, if Tenant asks Landlord, prior to installing any alterations, if Tenant will be required to remove the same at the end of the lease term, then Tenant will only be required to so remove such alterations if Landlord so states within 30 days after the request.

7. SIGNS. Tenant shall have the right to install a sign upon the exterior of the building only when first approved in writing by Landlord, not to be unreasonably withheld. Such signage shall be subject to any applicable governmental laws, ordinances, regulations, deed restrictions and architectural standards reasonably set forth by Landlord. Tenant shall remove all such signs upon the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the building and other improvements. Tenant shall repair any injury or defacement caused by such installation and/or removal, if so required by Landlord.

8. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises, after reasonable prior notice to Tenant. Tenant may have a representative present during any inspection by the Landlord, and may require a reasonable confidentiality agreement be signed for access to areas where trade secrets are readily apparent. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating that the Premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating for the purpose of determining Tenant's responsibility for repairs and restoration.

9. UTILITIES. Landlord agrees to provide the water, sewer, electricity, natural gas, and telephone service connections to the Premises called for by the Preliminary Plans upon the Commencement Date hereof, which connections shall thereafter be maintained by Tenant. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises during the term, and any maintenance or inspection charges for utilities. Landlord shall not be liable for any interruption or failure of utility services on the Premises, unless caused by Landlord.

10. ASSIGNMENT AND SUBLETTING. Tenant shall have the right to assign this Lease or to sublet the whole or any part of the Premises upon notice to Landlord but without the consent of the Landlord, provided that notwithstanding any assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under the terms, provisions and covenants of this Lease (except that Tenant shall not remain so responsible and liable in the event Tenant assigns this lease to the surviving


                                                 Initials: __________ __________
                                                            Landlord    Tenant
entity in a merger or consolidation transaction with Tenant and Tenant ceases to exist following such transaction). Upon the occurrence of an Event of Default, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. Tenant may upon an assignment of Tenant's rights under this Lease request that Landlord (and Landlord's mortgagee, if applicable) release Tenant from all of its obligations arising hereunder from and after the assignment in which event Landlord (and its mortgagee, if applicable) will not unreasonably withhold such release, provided that the assignee assumes in writing all of Tenant's obligations arising hereunder from and after the assignment and provided further that the assignee has a credit rating, in the case of a publicly-traded assignee, or a credit-worthiness, in the case of a privately-held assignee, equal to the better of Tenant's credit rating (i) at the time of execution of this Lease; or (ii) at the time of the assignment.

11.      INSURANCE:  FIRE AND CASUALTY DAMAGE.
         ------------------------------------

(a) Tenant agrees to maintain property insurance covering the Building, Improvements and all alterations, additions, partitions and improvements erected by, or on behalf of, Tenant in, on or about the Premises in an amount not less than 100% of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto (but excluding excavations, foundations and footings), insuring against the perils of Fire, Lightning, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other risks of direct physical loss, such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Colorado for use by insurance companies admitted in Colorado for the writing of such insurance on risks located within Colorado. Such insurance shall cover those risks of loss that a reasonable and prudent property owner of a like or similar building located in Denver, Colorado would insure against, including liability and loss of rents coverage. Landlord and its mortgagee will be named as loss payees in the policy providing such property insurance on the Improvements. All such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord and licensed in the State of Colorado. Certificates of Insurance for each such policy of such insurance, together with receipt evidencing payment of the premiums thereof or shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than fifteen (15) days prior to the expiration date of any such policies, new Certificates of Insurance (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. If requested by the holder of any indebtedness secured by a mortgage or Deed of Trust covering the Premises, certified copies of the insurance policies will need to be furnished in lieu of the certificates of insurance.

(b) If the Improvements are damaged or destroyed by fire or other casualty at any time subsequent to the ninth (9th) anniversary of the Commencement Date to such an extent that a contractor selected by Tenant and reasonably approved by Landlord reasonably determines that it will take longer than one hundred eighty
(180) days from the date of damage to complete the repairs and restoration necessary to return the Premises to their condition immediately preceding such casualty, then provided Tenant has maintained the insurance required by Paragraph 11(a) and there will be no diminution in proceeds payable under such insurance as a result of Tenant's election not to repair and restore the Improvements, Tenant may elect to terminate this Lease by notice to Landlord given not later than forty-five (45) days after the date on which such casualty occurs. If Tenant so elects to terminate this Lease, then (A) this Lease will terminate on a date selected by Tenant and set forth in such notice of termination, which date must be no earlier than twenty (20) days after, and no later than sixty (60) days after, the date of such notice; (B) prior to such termination date, Tenant will demolish the Building and all other Improvements that cannot function properly without the Building and return the Land to a level, safe and sightly condition that complies with all applicable laws, unless Landlord, within 10 days after receipt of Tenant's notice of termination notifies Tenant that Landlord desires that Tenant not demolish the Building, in which case Tenant will not demolish the Building; (C) all rent and other charges payable hereunder by Tenant will be prorated to such termination date; and (D) all proceeds of the insurance required to be maintained pursuant to Paragraph 11(a) that are payable as a result of such casualty will be paid to and become the sole property of Landlord, except that Tenant will be entitled to reimbursement from Landlord out of such proceeds for the reasonable costs incurred by Tenant in performing such demolition and for all personal property that is located on the Premises at the time of such casualty that is owned by Tenant and that is covered by such property insurance.

(c) If the Improvements are damaged or destroyed by fire or other casualty and Tenant does not terminate this Lease pursuant to Paragraph 11(b) or Tenant does not have the right to terminate this Lease pursuant to Paragraph 11(b), then this Lease will remain in full force and effect, Tenant will, at Tenant's cost and expense, proceed with reasonable promptness and diligence to carry out any necessary demolition and to repair and restore the Improvements to the condition thereof that existed immediately prior to such casualty, and Tenant will be entitled to an abatement of rent from the date of damage until such repairs and restoration are substantially completed (but in no event will such abatement exceed the proceeds of the loss of rents insurance to which Landlord is entitled as a result of such casualty).

(d) Except as provided in Paragraph 11(b), the proceeds of the insurance required to be maintained by Tenant pursuant to Paragraph 11(a) will be used by Tenant to repair and restore the Improvements following a fire or other casualty. If such proceeds are $50,000 or less, Landlord will execute such endorsements or other instruments as may be necessary to cause


                                                 Initials: __________ __________
                                                            Landlord    Tenant
the same to be paid to Tenant. If such proceeds exceed $50,000, they will be paid to a trustee reasonably satisfactory to Landlord (Landlord and Tenant acknowledge that a title insurance company of good reputation and reasonable financial strength or Landlord's mortgagee will be acceptable as a trustee) under instructions to disburse the same to Tenant in progress payments as the repairs and restoration proceed upon application by Tenant for payment, accompanying by (i) an architect's certificate (or other reasonably acceptable evidence) that all labor for which payment is sought has been performed and all materials for which payment is sought have been delivered to or incorporated in the Premises; (ii) a waiver of mechanics' liens for all labor and materials paid by the prior disbursement, if any; and (iii) reasonable evidence that the remaining insurance proceeds will be sufficient to pay for the remaining work to be completed (and if there are insufficient proceeds, then Tenant will pay for all costs of repair and restoration until the remaining insurance proceeds will cover the remaining costs, at which time progress payments may resume).

(e) Tenant and Landlord each hereby releases the other from any and all liability or responsibility to the releaser or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of Tenant or Landlord, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the policy(ies) covering the releaser's property shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policy(ies) or prejudice the right of the releaser to recover thereunder and then only to the extent of the insurance proceeds payable under such policy(ies). Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

12. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever, unless such injury or damage results from the negligence or willful misconduct of, or breach of this Lease by, Landlord, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense or claims including attorneys' fees, arising out of any such damage or injury to the extent caused by Tenant' s negligence, misconduct or breach of this Lease. Tenant shall procure and maintain throughout the term of this Lease a general liability policy or policies of insurance, at its sole cost and expense, insuring both Landlord (as an additional insured as respects Tenant's liability under the Lease) and Tenant against all claims, demands, or actions arising out of or in connection with:
(i) the Premises; (ii) the condition of the Premises; and (iii) Tenant's operations in and maintenance and use of the Premises. The limits of such policy or policies should have a combined single limit of not less than $1,000,000 per person and per occurrence in respect of injury to persons (including death) and not less than $500,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies reasonably satisfactory to Landlord. Certificates of Insurance for each such policies, together with receipts evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease, not less than fifteen (15) days prior to the expiration date of any such policies, new Certificates of Insurance (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. If requested by the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises, certified copies of the insurance policies will need to be furnished in lieu of the Certificates of Insurance.

         From and after the Commencement Date, Tenant specifically agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord or any of the joint venture partners, including any successor or assignee of Landlord or the joint venture partners, shall never be personally liable for any such judgment.

13.      CONDEMNATION.
         ------------

(a) If the whole of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall occur. In addition, if more than ten percent (10%) of the Building or more than twenty-five percent (25%) of the paved area available on the Premises for use by Tenant should be so taken, then Tenant will have the right to terminate this Lease by notice to Landlord given within thirty (30) days after the physical taking of said Premises shall occur, in which case this Lease shall terminate as provided above.

(b) If any portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of Eminent Domain, or by private purchase in lieu thereof, and this Lease is not terminated


                                                 Initials: __________ __________
                                                            Landlord    Tenant
pursuant to Paragraph 13(a), then this Lease shall remain in full force and effect, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced by an amount proportional to the amount of building square footage taken, in the case of a taking affecting the Building, and proportional to the reduction in the fair market value of the Land, in the case of a taking affecting any portion of the Land outside of the Building.

(c) All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill, the granting of a moving allowance, or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Landlord. If the Premises are subject to any of the foregoing proceedings and this Lease is not terminated, Landlord shall restore the Premises to the extent practicable to their condition existing immediately prior to the taking, provided that Landlord will not be required to expend more in doing so than the amounts granted in the award for restoration of the Premises.

14. HOLDING OVER. At the termination of this Lease by expiration or otherwise, Tenant immediately shall deliver possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Landlord or Tenant at any time upon not less than ten (10) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of any hold over, an amount equal to 125% of the rent in effect on the expiration or termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 14 shall not be construed as Landlord's consent for Tenant to hold over.

15. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly enjoy the Premises for the term hereof, subject to the terms and provisions of this Lease.

16.      EVENTS OF DEFAULT.  The following events shall be deemed to be "Events
         -----------------   of Default" by Tenant under this Lease:

(a) Tenant shall fail to pay any installment of the rent hereby reserved when due, or any other payment or reimbursement to Landlord required herein, and such failure shall continue for a period of ten (10) days after the date of written notice.

(b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(c) Tenant shall file a voluntary petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or a petition shall be filed against Tenant in any proceedings thereunder and shall not be discharged within sixty (60) days or Tenant shall be adjudged bankrupt, or insolvent in proceedings filed against Tenant thereunder.

(d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant and such receiver shall not be discharged within sixty (60) days after his or her appointment.

(e) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 16), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant, or such longer time as may be reasonably necessary, provided that Tenant commences to cure the same within ten (10) days after notice and diligently prosecutes such curing to completion.

17.      REMEDIES.  Upon the  occurrence of an Event of Default  described in
         --------   Paragraph 16  hereof,  Landlord shall have the option to
pursue any one or more of the following remedies without any notice or demand:

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, with process of law but without prejudice to any other remedy which it may have for


                                                 Initials: __________ __________
                                                            Landlord    Tenant
possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of any loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

(b) With process of law, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and relet the Premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting (provided that in determining any such deficiency, all costs incurred by Landlord to put the replacement tenant into possession, such as brokerage fees or the costs of alterations to the Premises, will be amortized on a straight-line basis over the term of the new lease). In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

(c) Terminate this Lease and treat the Event of Default as an entire breach of this Lease and Tenant immediately shall become liable to Landlord for damages for the entire breach in the amount equal to the amount by which the total rent, as adjusted by the amount of additional rent which would be payable by Tenant during the unexpired balance of their term of this Lease and all other payments due for the balance of the term is in excess of the fair market rent value of the Premises for the balance of the term as of the time of default, both discounted to the then present value on a monthly basis at a discount rate equal the rate of the U.S. Treasury securities offered at the time of the award having a maturity closest to the date on which the term would have ended but for the early termination. Such amount shall be due and payable upon landlord's notice to Tenant of termination of the Lease and shall bear interest until paid at the rate provided by law for interest on judgments.

(d) Enter upon the Premises, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(e) Receive payment from Tenant, in addition to any sum provided to be paid above, for any and all of the following expenses for which Tenant shall be considered liable (provided that in the case of any of the costs described in items 1 and 3 below that are incurred in connection with a reletting of the Premises, such costs shall be amortized over the life of the new lease on a straight-line basis and Tenant shall only be responsible for the portion of such costs attributable to the portion of such new term that falls within the original term of this Lease and then only to the extent that in any month the rent received from such reletting is less than the sum of such amortized cost for such month and the amount of rent that would have been due under this Lease for such month):

                1 Broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises;

                2 The cost of removing and storing Tenant's or other occupant's property;

                3. The cost of repairing, altering, remodeling or otherwise putting the Premises into condition, acceptable to a new tenant or tenants, plus a reasonable charge to cover Landlord's overhead; and

                4. All reasonable expenses incurred by Landlord in enforcing Landlord's remedies.

         In the event Tenant fails to pay any installment of rent or other payment due hereunder within five (5) days as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such late charges within ten (10) days after demand therefor shall be an Event of Default hereunder; provided, however, that no such late charge will be due for the first such late payment made by Tenant within any twelve (12) consecutive month period. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or to accept


                                                 Initials: __________ __________
                                                            Landlord    Tenant
a surrender of said Premises shall be valid unless in writing and signed by Landlord, no waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the other terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing or unless the default was a failure to pay such rent or other payment. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of any subsequent default. In the event of any litigation between Landlord and Tenant concerning either party's rights or obligations under this Lease, the prevailing party (meaning the party that obtains substantially all of the relief it is seeking) will be entitled, in addition to such relief, to an award for its reasonable attorneys' fees and expenses incurred in connection with such litigation.

18.      MORTGAGES.
         ---------

(a) This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), that now or hereafter covers all or any part of the Premises, provided that the holder of such Mortgage agrees, within in the Mortgage or in a separate agreement with Tenant, that, so long as no Event of Default has occurred and is continuing hereunder, no foreclosure or deed in lieu of foreclosure with respect to such Mortgage will result in termination of this Lease or disturbance of Tenant's rights hereunder. The mortgagee under any Mortgage is referred to herein as "Landlord's Mortgagee".

(b) Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. In the event of such request and upon Tenant's attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord's interest without change in the terms or provisions of this Lease; provided, however, that such successor to Landlord's interest shall not be bound by (i) an payment of Rent for more than one month in advance (except prepayments for security deposits, if any), (ii) any amendments or modifications of this Lease made without the prior written consent of Landlord's Mortgagee if Tenant was advised on the interest of the same, or (iii) any credits, offsets, defenses or claims which Tenant may have against Landlord, except for matters that are continuing.

(c) Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee, whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder. Subject to the provisions of Paragraph 12 hereof, Landlord reserves the right, without notice to or consent of the Tenant, to assign this Lease and/or any and all rents hereunder as security for the payment of any Mortgage.

(d) Tenant and Landlord agree at any time and from time to time during the Term to execute, acknowledge and deliver to the other party within ten (10) days of any request by the other party, a statement or statements, in writing, certifying (if such be true) that a copy of this Lease and any amendments hereto are true and correct copies, this Lease is unmodified and in good standing (or if modified, then in good standing as modified, stating the modification), the date to which all rent and other charges hereunder have been paid in advance, and any other items reasonably requested. From time to time, Tenant shall furnish to any Landlord's Mortgagee, within ten (10) days after a request therefor, such estoppel certificates, subordination, non-disturbance and attornment agreements, or other certificates as Landlord's Mortgagee may reasonably request.

(e) Landlord acknowledges that Tenant has acquired equipment, inventory and other personal property and may acquire additional equipment, inventory and other personal property (collectively, the "Equipment") under the terms of one or more credit agreements with one or more lenders pursuant to which such lenders finance Tenant's purchase of all or a portion of the Equipment. Landlord further acknowledges that a portion of the Equipment will be installed in or located at the Premises. Landlord hereby disclaims any interest in the Equipment. Landlord further (i) waives, disclaims and releases any claim of ownership of or lien on or security interest in all or any part of the Equipment, whether consensual, statutory or otherwise; (ii) to the fullest extent permitted by law, waives all rights granted by or under any present or future law to levy or distraint on the Equipment, for any sums due to Landlord;
(iii) acknowledges that, regardless of the mode or manner of installation of the Equipment, the Equipment is and will continue to be personal property of Tenant or the vendor of the Equipment, as the case may be; (iv) acknowledges that the lenders under the credit agreements have (or may have) financed Tenant's purchase of all or portion f the Equipment and, to the extent that any of the Equipment has been so financed, the lenders have a security interest in such Equipment; and (v) agrees that the lenders and their agents may, form time to time in accordance with the credit agreements, enter the Premises for the purposes of inspection, repairing, removing and/or conducting a sale or sales of the Equipment.


                                                 Initials: __________ __________
                                                            Landlord    Tenant

19.      LANDLORD'S DEFAULT.
         ------------------

(a) In the event Landlord should default in any of its obligations hereunder, Tenant shall simultaneously give Landlord and Landlord's Mortgagee written notice specifying such default and Landlord shall thereupon have thirty (30) days (plus an additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. In addition, Landlord's Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period of thirty (30) days (plus an additional reasonable period as may be required in the exercise by Landlord's Mortgagee of due diligence) following Landlord's Mortgagee's receipt of written notice of default, and Tenant will accept such curative or remedial action taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

(b) Upon the failure of Landlord or Landlord's Mortgagee to cure such default in accordance with the provisions of Paragraph 19(a) hereof, Tenant shall be authorized and empowered to take such action as may be necessary to cure the default, and the amount paid by Tenant in curing such default for and on behalf of Landlord, together with interest thereon at the rate of twelve percent (12%) per annum from the date paid by Tenant until the date reimbursed to Tenant with interest, shall be payable on demand by Landlord to Tenant. If Landlord fails to pay any such amount within ten (10) days after notice, then Tenant may offset the amount due from Landlord to Tenant against the next ensuing installments of rent due hereunder; provided, however, that Tenant will only be permitted to offset against each monthly installment rent hereunder an amount not exceeding twenty-five percent (25%) of the amount of such installment of rent and, if such monthly offset does not total the aggregate amount of Tenant's expenses which are allowable for offset, the remaining balance thereof may be carried forward and offset against future installments of rent, but Tenant may never offset more than twenty-five percent (25%) of any monthly installment of rent.

(c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any damages accruing to Tenant by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the other terms, provisions and covenants herein contained. Forbearance by Tenant to enforce one or more of the remedies herein provided upon an Event of Default by Landlord shall not be deemed or construed to constitute a waiver of such default or of any subsequent default. In the event of any litigation between Landlord and Tenant concerning either party's rights or obligations under this Lease, the prevailing party (meaning the party that obtains substantially all of the relief it is seeking) will be entitled, in addition to such relief, to an award for its reasonable attorneys' fees and expenses incurred in connection with such litigation.

20. ASSIGNMENT BY LANDLORD. Landlord shall have the right to assign or transfer, in whole or in part every feature of its rights and obligations hereunder and the Premises provided such assignee or transferee recognizes and agrees to be bound by the terms of this Lease. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, and howsoever made shall be in all things respected and recognized by Tenant. Prior to the Commencement Date, Landlord may assign or transfer its rights hereunder only to entities in which InSite Realty Partners L.P. and Urban Construction have a controlling interest and are serving as the developer and general contractor.

21. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by either party, such party will not be liable or responsible for, and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party. Nothing set forth herein will in any event excuse the late payment of any rent or other charges due from one party to the other pursuant to this Lease.

22. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance, of any kind or nature whatsoever, upon, or in any manner to bind, the interest of Landlord in the Premises for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon, and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate, or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing, or delivery by courier or otherwise of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

                                                 Initials: __________ __________
                                                            Landlord    Tenant

(a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until rent and other amounts have been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not (i) three (3) business days after deposited in the United States Mail, postage prepaid, Certified or Registered Mail, or (ii) one (1) business day after deposited for next business day delivery with Federal Express or another nationally-recognized overnight courier service that provides evidence or receipt, in either case addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

               LANDLORD:                                   TENANT:
      DOVE VALLEY BUSINESS CENTER, LLLP          KOALA CORPORATION
      c/o InSite Realty Partners L.P.            11600 East 53rd Avenue, Unit D
      1502 Augusta, Suite 100                    Denver, Colorado  80239-2312
      Houston, Texas  77057                      Attention:  Mark Betker
      Attention:  Alan S. Ratterree                          and Jim Zazenski

         If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had received such notice.

24.      MISCELLANEOUS.
         -------------

(a) Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(b) The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns except as otherwise herein expressly provided.

(c) This Lease shall be treated as an offer with the Premises being subject to prior lease and such offer subject to withdrawal or non-acceptance by Landlord or to other use of the Premises without notice, and this Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy delivered to both parties.

(d) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(e) All obligations of Tenant hereunder not fully performed upon the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the portion of the year in which the Lease expires or terminates that falls within the term. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 24(e).

                                                 Initials: __________ __________
                                                            Landlord    Tenant

(f) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that, in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(g) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(h) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

(i) Landlord and Tenant acknowledge and agree that this Lease shall be interpreted and enforced in accordance with the laws of the State of Colorado.

(j) Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(k) This Lease may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Lease shall be sufficient for all purposes without producing or accounting for the other counterparts hereof.

25.      HAZARDOUS MATERIALS.
         -------------------

(a) At all times during the term of this Lease, Tenant covenants and agrees that Tenant shall not cause or permit any Hazardous Material (hereinafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, customers, clients, invitees, licensees, or contractors without the express prior written consent of Landlord, except that Tenant may transport to and from and store and use on the Premises normal quantities of Hazardous Material customarily used for Tenant's Intended Use, provided that all of such transportation, storage and use shall be accomplished in accordance with Environmental Law (hereinafter defined) . As used herein, the term "Hazardous Material" means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other federal, state, or local environment law, regulation, ordinance, rule, or bylaw, whether existing as of the date hereof, previously in force, or subsequently enacted governing the transportation, use, generation or storage of such materials ("Environmental Law").

(b) Tenant shall indemnify, defend and hold the Premises and Landlord, its directors, officers, employees, agents, partners, assigns and successors to Landlord's interest in the Premises, free and harmless from and against any and all loss, cost, damage, expense (including attorney's fees), claim, cause of action, judgment, penalty, fine or liability (including, without limitation diminution in the value of the Premises or any portion thereof, damages for the loss or restriction on use of rentable or usable space within the Premises), or of any amenity of the Premises and damages arising from any adverse impact on the marketing of space within the Premises, arising from the use, generation, storage, transportation, handling or disposal of Hazardous Materials by Tenant or any of Tenant's agents, in, on or about the Premises during the term of this Lease or any extension thereof. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or sooner termination of this Lease and shall bind Tenant's successors and assigns and insure to the benefit of Landlord's successors and assigns. Tenant's indemnification shall include and cover without by way of limitation, any and all costs incurred in connection with any investigation of site conditions or any clean-up, remedial removal or restoration work required by federal, state or local government agency or political subdivision because of the use, generating, storage, transportation, handling or disposal of Hazardous Materials by Tenant or Tenant's agents in, on or about the Premises. Any costs or expenses incurred by Landlord for which Tenant is responsible or for which Tenant has indemnified Landlord shall be reimbursed by Tenant upon demand as additional rent.

(c) Landlord represents to Tenant that, except as disclosed in the Phase I environmental assessment report concerning the Land obtained by Landlord and a copy of which has been delivered to Tenant ("Landlord's Phase I Report"), to the best of Landlord's knowledge the Land has not been used for the storage, generation or use of Hazardous Materials and there are no Hazardous Materials present on the Land in any quantity or matter that violates or gives rise to liability under any Environmental Law. Landlord covenants that it will not incorporate any Hazardous Materials into the Improvements constructed by Landlord pursuant to this Lease (other than such Hazardous Materials as are customarily incorporated into improvements of the same type as the Building as of the time of construction thereof and, in any event, in compliance with all Environmental

                                                 Initials: __________ __________
                                                            Landlord    Tenant

Law). Landlord will indemnity, defend and hold Tenant harmless from and against any all loss, cost, damage, expense (including attorney's fees), claim, cause of action, judgment, penalty, fine or liability arising from the breach by Landlord of its representations and covenants set forth in this Paragraph 25(c).
Landlord's obligations pursuant to the foregoing indemnity shall survive the expiration or sooner termination of this Lease and shall bind Landlord's successors and assigns and insure to the benefit of Tenant's successors and assigns.

(d) At Tenant's sole cost and expense, Tenant may conduct an environmental assessment of the Premises in order to establish a "base-line" of the environmental condition of the Premises as of Tenant's commencement of occupancy of the Premises ("Tenant's Phase I Report"). Tenant agrees to deliver to Landlord a written copy of Tenant's Phase I Report within fifteen (15) days of Tenant's receipt of same. Tenant agrees to maintain the results of such environmental assessment in confidentiality and not to disclose or release the results of such environmental assessment to any third parties or governmental agencies without Landlord's prior written consent unless such disclosure is required by applicable law or regulation or in the event of a dispute between Landlord and Tenant relating to the environmental condition of the Premises; provided, however, Tenant shall notify Landlord of such disclosure at the time of such disclosure. If Tenant does not elect to obtain Tenant's Phase I Report, then Landlord's Phase I Report will serve as such a "base-line," except as to any Hazardous Materials introduced by Landlord prior to the Commencement Date.

26. BROKERAGE. Tenant and Landlord represent and warrant that they have dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than James Gruber of CB Richard Ellis, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this Paragraph shall survive the termination of this Lease.

27.  SECURITY.  Any and all  security of any kind for Tenant,  Tenant's  agents, employees or invitees, the Premises, or any personal property thereon (including, without limitation, any personal property of any sublessee) shall be the sole responsibility and obligation of Tenant, and shall be provided by Tenant at Tenant's sole cost and expense. Tenant acknowledges and agrees that Landlord shall have no obligation or liability whatsoever with respect to the same. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, damage or other liability arising directly or indirectly from security measures or the absence thereof with respect to the Premises and the building of which the Premises are a part. Tenant may, at Tenant's sole cost and expense, install alarm systems in the Premises provided such installation complies with the provisions of Paragraph 6 hereof. Removal of such alarm systems shall be Tenant's sole responsibility and, at Tenant's sole cost and expense, shall be completed prior to Lease termination and all affected areas of the Premises shall be repaired and/or restored in a good and workmanlike manner to the condition that existed prior to such installation.

28. WARRANTIES. Landlord shall correct or complete all punchlist items as soon as reasonably possible, but in no event longer than 60 days from the Commencement Date (subject to extension for force majeure). Landlord agrees to correct, at its expense, any and all latent defects of which Tenant notifies Landlord within one year from the Commencement Date. Landlord warrants that the building and all leasehold improvements installed by Landlord for Tenant will be completed in a good and workmanlike manner, in compliance with the applicable permitting agencies requirements, including the ADA, in effect as of the commencement date. Landlord warrants that the natural gas service installed by Landlord to serve the Premises will have capacity equal to at least 2.0 lbs. pressure for 60,000 C.F.H. load.

29. SATELLITE DISH. Tenant shall have the right to install, at its expense and in compliance with all applicable laws, a satellite dish or similar type of antenna on or about the roof of the Building. Landlord shall not charge Tenant any additional fees for said dish or antenna. Tenant shall be solely responsible and pay for any damage as a result of said installation and/or removal. Prior to installation, Tenant will obtain Landlord's approval as to the location and manner of installation, which approval will not be unreasonably withheld, provided that neither the proposed location nor the proposed manner of installation would in any way void or make unenforceable the warranty covering the roof.

30. CONFIDENTIALITY. Landlord and Tenant each agrees that it will not issue --------------- any public statements or issue any press releases concerning the transaction contemplated by this Lease without first obtaining the other party's written approval.

31.      EXPANSION OPTION.
         ----------------

(a) Landlord grants Tenant an option (the "Expansion Option") to cause the Building to be expanded by between 50,000 and 100,000 square feet (the "Expansion") in accordance with the provisions of this Paragraph 31. If at any time during the first sixteen (16) full calendar months of the term of this Lease, Tenant desires the Expansion, Tenant will notify Landlord in writing of such desire (the "Expansion Notice"). Tenant's Expansion Notice must (i) be given prior to the expiration of the sixteenth (16th) full calendar month of the term; (ii) be given before the termination of the Expansion Option pursuant to


                                                 Initials: __________ __________
                                                            Landlord    Tenant

Paragraph 31(b) below; (iii) describe in reasonable detail the Expansion requested by Tenant, including the size in square feet and proposed use of each type of space to be included in the Expansion (such as, for example, 5,000 square feet of office space and 60,000 square feet of warehouse/manufacturing space), the level of finish required in each type of space, and any site improvements or other special requirements that are to be included in the Expansion; and (iv) call for an Expansion having at least 50,000 square feet and not more than 100,000 square feet.

(b) The parties acknowledge that Landlord has an option to purchase a parcel of land consisting of approximately 4.63 acres that is located adjacent to and north of the Land (the "Expansion Area"). If Tenant exercises its Expansion Option, the Expansion will be constructed on the Expansion Area. Such option to purchase the Expansion Area will expire one year from the date on which Landlord closes on its acquisition of the Land (the "Land Acquisition Date"), unless prior to the first anniversary of the Land Acquisition Date, Landlord extends such option for a one-year period by paying an extension payment of $9,148 (the "First Extension Payment"), in which case such option will expire on the second anniversary of the Land Acquisition Date unless, prior to such anniversary, Landlord extends such option for an additional one-year period by paying an additional extension payment of $9,148 (the "Second Extension Payment"), in which case such option will expire on the third anniversary of the Land Acquisition Date. If the "Expansion Amendment" (as defined below) has not then been signed, at least sixty (60) days prior to the first anniversary of the Land Acquisition Date, Landlord will notify Tenant of the date on which such first anniversary will occur and Tenant, if Tenant desires to keep its Expansion Option in effect, must pay to Landlord the amount of the First Extension Payment at least thirty (30) days prior to the first anniversary of the Land Acquisition Date. If Tenant fails to do so, then Tenant's Expansion Option under this Paragraph 31 will terminate. If the Expansion Amendment has not then been signed and Tenant's Expansion Option is still then in effect, at least sixty (60) days prior to the second anniversary of the Land Acquisition Date, Landlord will notify Tenant of the date on which such second anniversary will occur and Tenant, if Tenant desires to keep its Expansion Option in effect, must pay to Landlord the amount of the Second Extension Payment at least thirty (30) days prior to the second anniversary of the Land Acquisition Date. If Tenant fails to do so, then Tenant's Expansion Option under this Paragraph 31 will terminate.

(c) Within two (2) weeks after timely delivery of Tenant's Expansion Notice, Landlord will prepare and deliver to Tenant sketch plans and specifications for the proposed Expansion and a proposed budget for all costs of its design and construction (including the cost of acquiring the Expansion Area and financing the construction of the Expansion). During the two (2) week period following Landlord's delivery of such sketch plans and specifications and budget, Landlord will cooperate with Tenant to refine such plans and specifications to produce preliminary plans and specifications for the Expansion (the "Preliminary Expansion Plans") that are acceptable to Tenant and of a level of detail similar to the Preliminary Plans for the Building attached hereto as Exhibit "B" and develop a final budget for the Expansion, as shown on the Preliminary Expansion Plans (the "Expansion Budget"). If Tenant fails to approve in writing the Preliminary Expansion Plans and the Expansion Budget within two (2) weeks after Landlord's delivery of the sketch plans and proposed budget, then Tenant will be deemed to have withdrawn its Expansion Notice and the same will have no further force or effect. If Tenant does so approve the Preliminary Expansion Plans and the Expansion Budget, then, within one (1) month thereafter, the parties will execute an amendment to this Lease (the "Expansion Amendment") that provides for the following:

                1. Landlord will prepare construction plans and specifications for the Expansion which will be subject to Tenant's review and approval, which will not be unreasonably withheld or delayed and will be limited in scope to confirming that the same conform to the Preliminary Expansion Plans;

                2. Landlord will construct the Expansion in accordance with the construction plans and specifications approved by Tenant within a reasonable construction period projected by Landlord at the time the Expansion Amendment is signed (subject to delays caused by force majeure);

                3. Upon Substantial Completion of the Expansion, Landlord and Tenant will prepare a punchlist of items in the Expansion requiring completion or correction and Landlord will complete or correct the same within thirty (30) days;

                4. Landlord will provide a warranty with respect to the Expansion for a period of one year from its Substantial Completion like the warranty provided with respect to the original Building pursuant to this Lease; and


                                                 Initials: __________ __________
                                                            Landlord    Tenant

                5. Upon Substantial Completion of the Expansion, (a) the Premises will be deemed amended to include the Expansion Area and the Expansion; (b) the term of this Lease will be extended to be a full ten (10) years from the date of such Substantial Completion (plus, if the date of Substantial Completion is other than the first day of a month, the period from such date to the first day of the next month);
                    (c) the rent for the original Premises will continue on the schedule set forth in Paragraph 2(a) and for the extended portion of the term (i.e., the extension necessary to make the term a full ten (10) years from Substantial Completion of the Expansion) the rent for the original Premises will be payable at the same amount per month as is payable for the original Premises during months 91 through 120, as shown in such schedule (and the rent for the renewal terms, if Tenant should exercise the same, will remain unchanged as to the original Premises); (d) the rent for the Expansion and Expansion Area for each of the first full thirty (30) months following the Substantial Completion thereof (with proration of any partial month from the Substantial Completion date to the next month) will be equal to one-twelfth (1/12) of the amount obtained by multiplying the total Expansion Budget approved by Tenant by (i) 10.5%, if the Expansion Amendment is signed during the first twelve (12) months following execution of this Lease; (ii) 10.65%, if the Expansion Amendment is signed during the second twelve (12) months following the execution of this Lease; and (iii) 10.8%, if the Expansion Amendment is signed after the first twenty-four (24) months following the execution of this Lease; and (e) the rent for the Expansion and Expansion Area will increase by 4.75% every thirty (30) months thereafter, including the renewal terms if Tenant exercises its option with respect thereto.

32. PURCHASE AND LEASE OF SOUTHERN LAND. Landlord has disclosed to Tenant that the owner of the land consisting of approximately two (2) acres located adjacent to and south of the Land (the "Southern Land"), may offer to sell the same to Landlord. Landlord agrees to immediately deliver to Tenant a copy of any correspondence received by Landlord concerning the Southern Land and to keep Tenant informed of any communications Landlord has concerning the availability or sale of the Southern Land. If the Southern Land becomes available for purchase within one (1) year after the Commencement Date, and if the purchase price which the owner thereof is willing to accept does not exceed $100,000, then Landlord will, upon written notice from Tenant instructing Landlord to do so, purchase the Southern Land for the price set forth in Tenant's notice. Upon delivery of such notice, the parties will enter into an amendment to this Lease that (a) adds the Southern Land to the Land demised hereunder as of the date of Landlord's acquisition of title thereto; and (b) as of such acquisition date, increases the monthly rent payable hereunder during the remainder of the initial ten (10) year term by an amount sufficient to amortize Landlord's out-of-pocket cost of acquiring the Southern Land over such period, together with interest thereon at the rate of eleven percent (11%) per annum.

         EXECUTED as of March 16, 2000.

LANDLORD:                           TENANT:

DOVE VALLEY BUSINESS CENTER, LLLP   KOALA CORPORATION




BY:     /s/ Alan S. Ratterree       BY:   /s/  Mark A. Betker
     ----------------------------       ------------------------------------

NAME:       Alan S. Ratterree       NAME:      Mark A. Betker
     ----------------------------       ------------------------------------
TITLE:       General Partner        TITLE: Chairman and Chief Executive Officer



                                                 Initials: __________ __________
                                                            Landlord    Tenant

                                   EXHIBIT "A"
                          Legal Description of the Land

Approximately 6.936 acres of land located at South Wheeling Court on Lot 23 & Lot 24 of the Dove Valley Business Park in Arapahoe County, Colorado, as depicted on the Preliminary Plans.







                                                 Initials: __________ __________
                                                            Landlord    Tenant

                                   EXHIBIT "B"
                                Preliminary Plans

The Preliminary Plans consist of the specifications set forth below and the following-described plans: Five (5) plan sheets entitled "Koala Dove Valley Business Center" and prepared by Robert Hooper, consisting of (1) floor plan dated 9/22/99; (2) enlarged floor plan dated 9/22/99; (3) site plan dated 1/24/00; (4) landscape plan dated 1/24/00; and (5) elevations dated 1/19/00.

The following are the construction specifications for the office/warehouse building to be constructed for the Tenant. Industrial buildings may vary in some details as indicated on the specific working drawings. The Landlord reserves the right to change these specifications with written notice and Tenant approval.

PROJECT DATA:
------------

1.01     Land Area:  Approximately 6.936 acres

1.02             Building Size:
                 Office           15,000 square feet
                 Mezzanine        15,000 square feet (unfinished above office)
                 Warehouse        99,000 square feet
                 ------------------------------------
                 TOTAL            129,000 square feet

1.03     Clear Height:     2   4' clear minimum to bottom bar joists.

1.04 Building Description: Conventionally framed building structural system utilizing tube columns, open web joists and girders, metal roof deck, and site cast concrete tilt wall panels. Roof system shall be modified bitumen roof including all cants and base flashings over rigid insulation on 22 gauge painted, rolled metal deck. All site improvements, such as sidewalks, auto and truck parking are as shown on the accompanying schematic site plan.

GENERAL REQUIREMENTS:
--------------------

1.05 Construction shall meet all applicable building codes, ordinances, rules and regulations of the County of Arapahoe, and restrictive covenants of the Dove Valley Business Park.

SITEWORK:

2.01     Pavement:

         A. Asphalt paving to be installed in accordance with soil and civil engineering design.

         B. Concrete paving to be 6" thick, 4000 PSI, and otherwise per soil engineer's recommendations.

         C. Expansion joints located per soil engineer's recommendations. All joints to be sealed with hot pour sealant.

2.02     Miscellaneous Site

         A. 4" steel painted pipe bollards 42" above pavement and set 2'-6" below pavement.

         B. Striping to be 4" yellow or white to divide parking spaces. Handicap symbols and signs to meet ADA requirements.

         C. Pipe rails at exterior stairs and ramps to be 1-1/2 steel pipe red oxide primed and painted in compliance with ADA.

         D. Dock bumpers, 2 each per overhead door opening standard rubber tread type. (Approximately 14" x 10" in size).

                                                 Initials: __________ __________
                                                            Landlord    Tenant

2.04     Site Walks

         All sidewalks to be 4" thick with 3000 PSI concrete and wire mesh reinforcing. Finish to be light broom finish.

2.05     Testing

         All soil and material testing will be done by an independent testing lab, cost of which is included in proposal.

2.06     Landscape and Irrigation

         Complete landscaping and automatic irrigation system to meet all Arapahoe County and deed requirements.

FOUNDATION:

3.01     Structural Foundation

         A.       Drilled Piers

                  Reinforced concrete drilled piers, sized and excavated to proper bearing strata in accordance with recommendations of soil investigation report.

         B.       Slab on Grade

                  Building slab on 6" thick concrete with 4000 PSI concrete and reinforcing per structural engineer's recommendations. Control joints or construction joints to be located at column grid lines and at mid points of all bays.

3.02     Miscellaneous Foundation

         Stair pans to be concrete filled at an interior stair.

STRUCTURES:

4.01     Slab on Metal Deck Concrete

         Mezzanine floor slab shall be 3" concrete on galvanized steel deck with wire mesh, 6 x 6 - W4 x W4 weld flat sheet.

4.02     Structural Steel

         A. Structural steel system to be conventional design with round or tubular columns, I-beams and bar joists to support the main structure of the building. Mezzanine floor structural system is based on columns, beams and bar joist systems. All tilt-wall panel embeds, miscellaneous angle supports have been included.

         B.    The color of all Structural Steel shall be manufacturer's gray.

4.03     Exterior Walls

         A. Tilt-wall panels based on a minimum 7" thick smooth panels with Painted exterior finish.

         B. Reinforcing at wall panels will be a minimum of #4 at 12" O.C. as designed by structural engineer.

ENCLOSURES:

5.01     Modified Bitumen Roof

         A. TAMKO modified bitumen roof system including all cants and base flashings over ridged insulation on 22 gauge painted, rolled metal deck. Color of deck shall be manufacturer's white.


                                                 Initials: __________ __________
                                                            Landlord    Tenant

         B. Furnish twelve (12) year full value manufacturer's warranty on roofing system (labor and material).

         C. Coping, downspouts, collector heads and scuppers will be galvanized.

         D. Steel downspout guards will be provided as required on downspouts.

5.02     Caulk and Waterproofing

         A.    Caulking of tilt-wall panels with backer rod sealants.

         B. Caulking of roofing, glazing related items - by the individual trades.

5.03     Roof Blocking

         A. All roof blocking at perimeter of building to be pressure treated material.

5.04     Glass and Glazing, Entry Doors and Framing

         A. One (1) double 6' x 7' medium style Clear Aluminum storefront doors with related hardware and weather-stripping.

         B. Storefront frame system to be clear anodized 1-3/4 x 4" with tinted Gray Insulated Glass.

         C.    Interior Glazing: 1/4" thick clear. (if required.)

5.05     Paint

         Exterior painting consist of the tilt-wall panels around the building, pipe bollard, pipe rails, and exterior hollow metal doors and frames. Tilt-wall panel will be of highest quality elastomeric finish system.

5.06     Exterior Hollow Metal Doors and Frames

         Based on 14 gauge frames and 16 gauge doors galvanized.

5.07     Threshold & Weather-Stripping/Finish Hardware

         A. All exterior doors to receive aluminum threshold and weather-stripping.

         B. Finish hardware at personnel doors to receive cylinder passage set, dead bolt, closure and panic alarms as required by code.

5.08     Building Insulation

         A.       R-19 Insulation at the roof deck.

         B.       Sound batts located at restroom walls and ceilings.

         C. All perimeter walls of the office area, etc. to be insulated with 3-1/2" unfaced batt insulation to achieve a thermal envelope around the A/C areas.

5.09     Overhead Sectional Doors

         8' x 9' and 10' x 14' insulated sectional doors, 24 gauge steel. Doors will have a weather seal across the bottom of the door and equipped with side lock. Manual operated.


                                                 Initials: __________ __________
                                                            Landlord    Tenant

INTERIOR FINISHES:
-----------------

6.01     Drywall Partitions

         A. Exterior perimeter walls - 2-1/2" 25 gauge metal studs 16" O.C., from floor to deck, one layer 5/8" gypsum board on one side, batt insulation from floor to ceiling, tape, float and prepare for finishes scheduled.

         B. Interior walls - 2-1/2" 25 gauge metal studs 16" O.C., from floor to ceiling one layer 5/8" gypsum board on each side, tape, float and prepare for finishes scheduled each side. A sound attenuation blanket is to be provided in between the gypsum board.

         C. Provide full height separation walls to separate production and warehouse areas from the office.

6.02     Door Units

         A. Interior - full height flush 3' x 9' x 1-3/4", plastic laminate solid core doors, with brushed aluminum finish hardware, lever handle, cylindrical passage latches and hinges, closers at restrooms, wall stops at all doors, in pre-finished aluminum frames by "Raco" or equal.

         B. Exterior - flush door 3' x 7' x 1-3/4", galvanized hollow metal door 18 gauge, with brush aluminum finish hardware, cylindrical keyed lockset, closer, weather-stripping, in hollow metal frame, galvanized 16 gauge.

6.03     Resilient Floor

         Vinyl composition tile will be 12" x 12" x 1/8" equal to Azrock Architectural Series.

6.04     Carpet

         Carpeting shall be level looped Olefin/Nylon, 28 oz. pile weight, ActionBac, direct glue down.

6.05     Wall Base

         Rubber base, 4" high with topset cove. Location - Areas scheduled to receive resilient floor and carpet.

6.06     Painting

         A. Painted drywall surfaces shall be covered with one coat of primer and two finish coats of flat latex equal to Pittsburg Paint's, with a smooth finish. Ferrous metal shall be covered with two coats semi-gloss enamel finish over primer, with tool dry film thickness not less than 2.5 mils.

         B.    Location Drywall - office areas only.

6.07     Acoustical Ceiling

         A. Ceilings shall be equal to Armstrong Class "A" 2' x 4' Cortega fissured lay-in tiles laid into an exposed pre-finished white T-bar 15/16" suspension grid.

         B.    Location - office area.

6.08     Millwork

         A. Lavatory counter at restrooms, 3/4": plywood substrates, plastic laminate finish, 4" high back and side splashes.

         B. Base and upper cabinets to be plastic laminate exterior with white melamine interior finish, (standard colors by Wilson-Art.)
                                                 Initials: __________ __________
                                                            Landlord    Tenant

DOCK EQUIPMENT:
--------------

7.01     Dock Levelers

         SERCO "W" Series, Mechanical pit style dock levelers, standard capacity (25,000 lbs.). High tensile 50,000 p.s.i. deck, lip plat and beams. Torsionally capable box beams; unlimited float Posi-Trac hold-down.

SPECIALTIES:

9.03     Toilet room accessories equal to Bradley.

9.04     Fire Extinguisher

         Fire extinguisher equal to J.L. Industries #1015-FIL with 10 lb. fire extinguisher multi-purpose.

FIRE PROTECTION SPRINKLER SYSTEM:
--------------------------------

10.01    A.    Provide fire department connections at exterior points per local requirements.

         B.    A Class IV wet, ESFR sprinkler system will be installed.

         C. Chrome pendant heads with chrome escutcheon in finished spaces, brass upright heads in unfinished areas.

HVAC:

11.01 A. Provisions for roof mounted fans are included to provided make up air at four (4) air changes per hour. Heaters and package roof top air conditioning units and associated gas piping shall be part of Tenant Improvements.

         B. Materials: The following equipment manufacturers shall be utilized.

                  Roof Top Units - Carrier, Trane, Lennox or equal.

                       Heating Units - Cambridge or equal

ELECTRICAL:

12.01 Power Distribution: Provide a complete building power distribution system from a utility furnished 480/277V, 3 phase service.

LIGHTING:

13.01    A.    Office fixture shall be 2' x 4', fluorescent lay in troffers with acrylic lenses.

         B. Warehouse/manufacturing area shall be 400W metal halide fixtures to maintain 30 f.c. on average in the warehouse. Light fixtures are to be mounted to the bottom of the joist. All fixture will be provided initially with lamps and ballasts as required to meet energy code requirements.

         C.    Parking: Auto areas will have metal halide wall mounted fixtures.


                                                 Initials: __________ __________
                                                            Landlord    Tenant